Ohr Pharmaceutical, Inc. 8-K

Exhibit 99.1

Ohr Pharmaceutical Announces Closing of Public Offering of Common Stock

NEW YORK, February 11, 2015 -- Ohr Pharmaceutical, Inc. (Nasdaq: OHRP), an ophthalmology research and development company, announced today that it has closed its previously announced public offering of common stock. The Company sold 4,259,259 common shares in the offering, including 555,555 shares that were issued upon the full exercise by the underwriters of their over-allotment option. The offering price was $6.75 per share, and the gross proceeds to the Company from the sale of the shares were approximately $28.8 million. The transaction was led by new investors Deerfield Management Company, L.P., and Broadfin Capital LLC, and included participation from new and existing investors.

Cowen and Company acted as the sole book running manager. Brean Capital, LLC, and LifeSci Capital LLC acted as co-managers of the offering. Roth Capital Partners acted as a financial advisor in the transaction.

The shares were offered pursuant to a shelf registration statement on Form S-3 (File No. 333-201638) filed pursuant to the Securities Act of 1933, as amended, which was previously filed with, and declared effective by, the Securities and Exchange Commission (SEC) on January 21, 2015. A prospectus supplement related to the filing has been filed with the SEC on February 6, 2015, and is available on the SEC's website at http://www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities nor will there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

About Ohr Pharmaceutical, Inc.

Ohr Pharmaceutical, Inc. (OHRP) is an ophthalmology research and development company. The company's lead product, Squalamine, is currently being studied as an eye drop formulation in several company sponsored and investigator sponsored Phase II clinical trials for various back-of-the-eye diseases, including the wet form of age-related macular degeneration, retinal vein occlusion, diabetic macular edema, and proliferative diabetic retinopathy. In addition, Ohr has a sustained release micro fabricated micro-particle ocular drug delivery platform with several preclinical drug product candidates in development for glaucoma, steroid-induced glaucoma, ocular allergies, and protein drug delivery. The company also has a research agreement with Alcon on a sustained release program. Additional information on the company may be found at www.ohrpharmaceutical.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

This news release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are made only as the date thereof, and Ohr Pharmaceutical undertakes no obligation to update or revise the forward-looking statement whether as a result of new information, future events or otherwise. Our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including the future success of our scientific studies, our ability to successfully develop products, rapid technological change in our markets, changes in demand for our future products, legislative, regulatory and competitive developments, the financial resources available to us, and general economic conditions. Shareholders and prospective investors are cautioned that no assurance of the efficacy of pharmaceutical products can be claimed or assured until final testing; and no assurance or warranty can be made that the FDA or Health Canada will approve final testing or marketing of any pharmaceutical product. Ohr's most recent Annual Report and subsequent Quarterly Reports discuss some of the important risk factors that may affect our business, results of operations and financial condition. We disclaim any intent to revise or update publicly any forward-looking statements for any reason.

CONTACT:

Investor Relations

888-388-2327

ir@ohrpharmaceutical.com

LifeSci Advisors, LLC

Michael Wood

646-597-6983

mwood@lifesciadvisors.com